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                                                                    EXHIBIT 4(d)

                             ARTICLES OF AMENDMENT

                                       OF

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

         Pursuant to the provisions of Section 14-2-602(d) of the Georgia

Business Corporation Code, the undersigned, on behalf of Healthdyne Information

Enterprises, Inc. (the "Corporation"), hereby submits the following information:

                                       1.

         The name of the Corporation is HEALTHDYNE INFORMATION ENTERPRISES,

INC. and its charter number is 9415299.

                                       2.

         The Articles of Incorporation of the Corporation as filed with the

Secretary of State of Georgia on June 15, 1994, as last amended on August 31,

1995 (as so amended, the "Articles of Incorporation"), are hereby further amended to provide for the establishment and designation of Series A Cumulative

Preferred Shares and to fix and determine the relative rights and preferences thereof by adding the following after Paragraph (f) of Article 2:

         (g)     Series A Cumulative Preferred Stock.

                 Of the authorized preferred stock of the corporation, 500,000 of such shares shall be designated "Series A Cumulative Preferred Stock" and shall have the following designations, preferences, limitations and relative rights:

                 (A) Certain Definitions. Unless the context otherwise requires, the terms defined in this subparagraph (A) shall have, for all purposes of this Paragraph (g), the meanings herein specified:

                 (i)      "Board of Directors" shall mean the Board of
         Directors of the Corporation and, to the extent permitted by law, any committee of the Board of Directors authorized to exercise the powers of the Board of Directors.
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                 (ii)     "Common Stock" shall mean the common stock, par value
         $.01 per share, of the Corporation, which term shall include, where appropriate, in the case of a reclassification, recapitalization or other changes in such Common Stock, or in the case of a consolidation or merger of this Corporation with or into another corporation, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

                 (iii) "Series A Preferred Stock" shall mean the five hundred thousand (500,000) shares of Series A Cumulative Preferred Stock, without par value, of the Corporation.

                 (iv) "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock and any Parity Stock shall have been so paid or declared and set apart for payment and, for purposes of subparagraph (C) below, shall mean any class or series of stock of the Corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock and any Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

                 (v) "Parity Stock" shall mean the any class or series of stock of the Corporation entitled to receive payment of dividends on a parity with the Series A Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

                 (vi)     "Rights Declaration Date" shall mean October 30,
         1995.

                 (vii) "Semiannual Dividend Payment Date" shall mean the first day of March and September in each year.

                 (vi) "Senior Stock" shall mean any class or series of stock of the Corporation ranking senior to the Series A Preferred Stock and to any Parity Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                 (B) Dividend and Distributions. (i) Subject to the prior preferences and other rights of any Senior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable in cash at the rate hereinafter fixed in this subparagraph (B) on each Semiannual Dividend Payment Date, commencing on the first Semiannual Dividend Payment Date after the first issuance of any shares or fractions of a share of Series A Preferred Stock. Semiannual dividends on the Series A Preferred Stock shall be payable to holders of record of the Series A Preferred Stock on the respective date not exceeding 50 days preceding such Semiannual Dividend Payment Date as shall be fixed for this purpose by the Board of Directors, in an amount per share





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         (rounded to the nearest cent) equal to the greater of (V) $.05 or (W)
         subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Semiannual Dividend Payment Date, or, with respect to the first Semiannual Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the Rights Declaration Date (X) declare any dividend on Common Stock payable in shares of Common Stock, (Y) subdivide the outstanding Common Stock, or (Z) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (W) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (ii) No dividend or other distribution may be declared or paid on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock) unless, coincidentally with the declaration of such dividend or such other distribution, the dividend payable on the Series A Preferred Stock pursuant to clause (W) of subsection (i) above is declared and the consideration sufficient for the payment thereof set apart from funds legally available therefor so as to be available then and on the next Semiannual Dividend Payment Date for the payment in full thereof and for no other purpose. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semiannual Dividend Payment Date and the next subsequent Semiannual Dividend Payment Date, a dividend of $.05 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Semiannual Dividend Payment Date.

                 (iii) Dividends on each outstanding share of Series A Preferred Stock shall begin to accrue and be cumulative from the Semiannual Dividend Payment Date next following the respective date of issuance of such share unless the date of such issuance is a Semiannual Dividend Payment Date, in which case dividends shall accrue and be cumulative from the date of issuance.

                 (iv) The holders of shares of the Series A Preferred Stock shall not be entitled to receive any dividends thereon other than the cash dividends specified in this subparagraph (B). Unpaid dividends shall be cumulative and shall accrue, whether or not declared by the Board of Directors, until the date such dividends are paid. Accrued but unpaid dividends on the Series A Preferred Stock shall not bear interest. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any Semiannual Dividend Payment Date, to holders of record





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         of the Series A Preferred Stock on such date, not more than 50 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                 (v) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay on any Junior Stock any dividend in cash or property of any sort, nor shall the Corporation make any distribution on any Junior Stock, or set aside any assets for any such purposes, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless and until all dividends to which the holders of the Series A Preferred Stock and any Parity Stock shall have been entitled for all current and all previous dividend periods shall have been paid or declared and the consideration sufficient for the payment thereof set apart so as to be available for the payment thereof and for no other purpose; provided, however, that nothing contained in this subsection (v) shall prevent the payment of dividends solely in Junior Stock or the repurchase, redemption or other acquisition solely through the issuance of Junior Stock.

                 (C) Distributions Upon Liquidation Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of the Series A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to the shareholders the sum of $50 per share, together with the amount of all cumulative dividends accrued and unpaid thereon to and including the date of such liquidation, dissolution or winding up, before any payment or distribution shall be made to the holders of any Junior Stock of the Corporation, which payment shall be made pari passu to any such payment made to the holders, if any, of any Parity Stock. The holders of the Series A Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the liquidation price described above. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock and to all holders of any Parity Stock shall be insufficient to permit payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series A Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer, or lease of all or substantially all the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph (C).

                 (D) Voting Rights. (i) Except as otherwise expressly provided in this subparagraph (D) or as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of the Common Stock (and the





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         holders of any other class or series of the Corporation's stock entitled to vote with the holders of the Common Stock) as a single class for the election of directors and on all other matters coming before any meeting of the shareholders of the Corporation or otherwise to be acted upon by the shareholders of the Corporation, subject to any voting rights granted or which may be granted to holders of any other class or series of the preferred stock of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation.

                 (ii) In addition to the voting rights set forth above, if and when dividends payable on the Series A Preferred Stock shall be in arrears in an amount equivalent to or exceeding three (3) full semiannual dividends thereon, whether or not consecutive, the holders of shares of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect two directors to the Board of Directors. Directors so elected shall thereupon become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number. During such times that the holders of the Series A Preferred Stock, voting as a class, shall be entitled to elect such additional directors as provided herein, the holders of the Series A Preferred Stock shall not be entitled to participate in the election of any other directors with the holders of shares of the Common Stock or any other class or classes of stock who are entitled to vote for the election of directors.

                 Such right of the holders of shares of the Series A Preferred Stock who are entitled to vote in such manner to elect such additional directors may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid or declared and the consideration sufficient for the payment in full thereof set apart so as to be available for the payment thereof and for no other purpose; when said dividends shall have been so paid or declared and set apart, such right to elect two directors shall terminate, subject to the vesting of such voting rights in the event of any such future default or defaults in the payment of dividends. Whenever the holders of shares of the Series A Preferred Stock who are entitled to vote in such manner shall be divested of such voting rights by reason of the payment or the declaration and setting apart of consideration sufficient for the payment in full of the dividends then in default, the terms of office of the directors elected as such by the holders of shares of the Series A Preferred Stock shall forthwith terminate and the number of the directors of the Corporation shall be reduced correspondingly.

                 At any time after such voting rights shall so have vested in the holders of shares of the Series A Preferred Stock who are entitled to vote in such manner, the Secretary of the Corporation may, and upon the written request of the holders of record of not less than 75% of the outstanding shares of Series A Preferred Stock, addressed to him at the principal office of the Corporation, shall, call a special meeting of the holders of shares of the Series A Preferred Stock who are entitled to vote in such manner for the election of the directors to be elected by them, such meeting to be held within 10 days after the earlier of such call or the delivery of such request and at the place and upon the notice





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         provided by the By-laws of the Corporation for the holding of meetings of shareholders, except that the Secretary of the Corporation shall not be required to call such a special meeting if the request for such call is received less than 45 days prior to the date fixed for the next annual meeting of shareholders.

                 (E) Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount (as such amount may have been previously adjusted by reason of the prior occurrence(s) of any such events)) by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (F) Reacquired Shares. Any Shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by amendment of the Articles of Incorporation of the Corporation adopted by resolution of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                 (G) Preemptive Rights. The holders of shares of the Series A Preferred Stock shall not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by the Corporation.

                 (H) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                 (I) Amendment. Without the consent of the holders of at least 75% of the shares of Series A Preferred Stock at the time outstanding, either in writing or by vote at a meeting called for that purpose at which the holders of the Series A Preferred Stock shall vote as a class, neither the Articles of Incorporation of the Corporation nor any resolution of the Board of Directors establishing and designating a series of preferred stock and determining the relative rights and preferences thereof shall be changed so as





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                 to alter in an adverse manner the designations, preferences, limitations and rights of holders of the Series A Preferred Stock.

                 (J) Fractional Shares. The Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                 (K) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in the Articles of Incorporation of this Corporation.

                 (L) Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this Paragraph (g) (as such Paragraph may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Paragraph (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                                       3.

         The Articles of Incorporation are hereby further amended by deleting

Article 7 in its entirety and replacing it with the following:

                                       7.

                 No director shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by Section 14-2-832 of the Georgia Business Corporation Code; or (d) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal; provided, however, that if further elimination or limitation of the liability of directors is provided for or permitted by the Georgia Business Corporation Code or other applicable law at any time, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then





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         so provided for or permitted by the Georgia Business Corporation Code or other applicable law this Article 7 shall be deemed to include and have incorporated herein provision for such further elimination or limitation of liability of a director effective upon the enabling provision therefor in the Georgia Business Corporation Code or other applicable law becoming effective. Without limiting the foregoing, if the Georgia Business Corporation Code is amended to permit the limitation of a director's liability under clause (d) above to the amount of the financial benefit received by a director to which he is not entitled, then any liability of a director of the Corporation not eliminated because of said clause (d) shall be limited to the amount of any financial benefit received by the director to which he is not entitled.

                                       4.

         The proposed amendments of the Articles of Incorporation as set forth in paragraphs 2 and 3 hereinabove were adopted by the Board of Directors of the

Corporation on October 20, 1995.  Shareholders' approval was not required for the proposed amendment set forth in paragraph 2 hereinabove pursuant to Section

14-2-1002 of the Georgia Business Corporation Code.  The proposed amendment set forth in paragraph 3 hereinabove was duly approved by the sole shareholder of the Corporation in accordance with the provisions of Section  14-2-1003 of the

Georgia Business Corporation Code on the 20th day of October, 1995.

         IN WITNESS WHEREOF, HEALTHDYNE INFORMATION ENTERPRISES, INC. has

caused its duly authorized officer to execute these Articles of Amendment as of this 20th day of October, 1995.


                                    HEALTHDYNE INFORMATION ENTERPRISES, INC.



                                    By:/s/ Joseph G. Bleser
                                       --------------------------------
                                    Title:Chief Financial Officer
                                          -----------------------------





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